Exhibit 99.1

Guidewire Announces Third Quarter Fiscal Year 2022 Financial Results

SAN MATEO, Calif., June 7, 2022 - Guidewire (NYSE: GWRE) today announced its financial results for the fiscal quarter ended April 30, 2022.

“In the third quarter, we exceeded our outlook for revenue and ARR driven by continued momentum for Guidewire Cloud, closing another eight cloud deals in the quarter,” said Mike Rosenbaum, chief executive officer, Guidewire. “This momentum is a result of the terrific progress we are making with Guidewire Cloud and also the resilience and durability of our customer base and the industry we serve.”

Third Quarter Fiscal Year 2022 Financial Highlights

Revenue
•Total revenue for the third quarter of fiscal year 2022 was $197.4 million, an increase of 20% from the same quarter in fiscal year 2021. Subscription and support revenue was $86.9 million, an increase of 34%; services revenue was $56.7 million, an increase of 18%; and license revenue was $53.9 million, an increase of 6%.
•Annual recurring revenue, or ARR, was $637 million as of April 30, 2022, compared to $582 million as of July 31, 2021. ARR results for interim quarterly periods in fiscal year 2022 are measured on a constant currency basis, using the actual currency rates at the end of fiscal year 2021 throughout the year.
Profitability
•GAAP loss from operations was $62.4 million for the third quarter of fiscal year 2022, compared with $46.8 million for the same quarter in fiscal year 2021.
•Non-GAAP loss from operations was $24.9 million for the third quarter of fiscal year 2022, compared with $16.3 million for the same quarter in fiscal year 2021.
•GAAP net loss was $57.4 million for the third quarter of fiscal year 2022, compared with $36.6 million for the same quarter in fiscal year 2021. GAAP net loss per share was $0.69, based on diluted weighted average shares outstanding of 83.7 million, compared with $0.44 for the same quarter in fiscal year 2021, based on diluted weighted average shares outstanding of 83.6 million.
•Non-GAAP net loss was $21.8 million for the third quarter of fiscal year 2022, compared with $13.2 million for the same quarter in fiscal year 2021. Non-GAAP net loss per share was $0.26, based on diluted weighted average shares outstanding of 83.7 million, compared with $0.16 for the same quarter in fiscal year 2021, based on diluted weighted average shares outstanding of 83.6 million.

Liquidity
•The Company had $1.1 billion in cash, cash equivalents, and investments at April 30, 2022, compared to $1.3 billion at July 31, 2021. The Company used $121.5 million in cash from operations during the first nine months of fiscal year 2022 and $43.8 million for the acquisition of HazardHub during the first quarter of fiscal year 2022.

Business Outlook
Guidewire is issuing the following outlook for the fourth quarter of fiscal year 2022 based on current expectations:
•ARR between $668 million and $674 million
•Total revenue between $226 million and $232 million
•Operating income (loss) between $(37) million and $(31) million
•Non-GAAP operating income (loss) between $(2) million and $4 million

Guidewire is issuing the following updated outlook for fiscal year 2022 based on current expectations:
•ARR between $668 million and $674 million
•Total revenue between $794 million and $800 million
•Operating income (loss) between $(205) million and $(199) million
•Non-GAAP operating income (loss) between $(53) million and $(47) million
•Operating cash flow between $10 million and $20 million

Conference Call Information

What:	Guidewire Third Quarter Fiscal Year 2022 Financial Results Conference Call
When:	Tuesday, June 7, 2022
Time:	2:00 p.m. PT (5:00 p.m. ET)
Live Call:	(877) 704-4453, Domestic
Live Call:	(201) 389-0920, International
Replay:	(844) 512-2921, Passcode 13730098, Domestic
Replay	(412) 317-6671, Passcode 13730098, International
Webcast:	http://ir.guidewire.com/ (live and replay)

The webcast will be archived on Guidewire’s website (www.guidewire.com) for a period of three months.

Non-GAAP Financial Measures and Other Metrics
This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP income tax provision (benefit), non-GAAP net income (loss) per share, and free cash flow. Non-GAAP gross profit and non-GAAP income (loss) from operations exclude stock-based compensation, amortization of intangibles, the COVID-19 Canada Emergency Wage Subsidy benefit, and acquisition consideration holdback. Non-GAAP net income (loss), non-GAAP income tax provision (benefit), and non-GAAP net income (loss) per share also exclude the amortization of debt discount and issuance costs from our convertible notes and the related tax effects of the non-GAAP adjustments. Free cash flow consists of net cash flow provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized software development costs. These Non-GAAP measures enable us to analyze our financial performance without the effects of certain non-cash items such as amortization, stock-based compensation, and changes in fair value of strategic investments.
Annual recurring revenue ("ARR") is used to quantify the annualized recurring value outlined in active customer contracts at the end of a reporting period. ARR includes the annualized recurring value of term licenses, subscription agreements, support contracts, and hosting agreements based on customer contracts, which may not be the same as the timing and amount of revenue recognized. All components of the licensing and other arrangements that are not expected to recur (primarily perpetual licenses and professional services) are excluded. In some arrangements with multiple performance obligations, a portion of recurring license and support or subscription contract value is allocated to services revenue for revenue recognition purposes, but does not get allocated for purposes of calculating ARR. This allocation only impacts the initial term of the contract. This means that as we increase arrangements with multiple performance obligations that include services at discounted rates, more of the total contract value will be recognized as services revenue, but our reported ARR amount will not be impacted. During the nine months ended April 30, 2022, the recurring license and support or subscription contract value recognized as services revenue was $16.1 million.
Guidewire believes that these non-GAAP financial measures and other metrics provide useful information to management and investors regarding certain financial and business trends relating to Guidewire’s financial condition and results of operations. The Company’s management uses these non-GAAP measures and other metrics to compare the Company’s performance to that of prior periods for trend analysis, for purposes of determining executive and senior management incentive compensation, and for budgeting and planning purposes. The Company believes that the use of these non-GAAP financial measures and other metrics provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures and other metrics to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Guidewire urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including the financial tables at the end of this press release, and not to rely on any single financial measure to evaluate the Company’s business.

About Guidewire
Guidewire is the platform P&C insurers trust to engage, innovate, and grow efficiently. We combine digital, core, analytics, and AI to deliver our platform as a cloud service. More than 450 insurers, from new ventures to the largest and most complex in the world, run on Guidewire.

As a partner to our customers, we continually evolve to enable their success. We are proud of our unparalleled implementation track record, with 1,000+ successful projects, supported by the largest R&D team and partner ecosystem in the industry. Our marketplace provides hundreds of applications that accelerate integration, localization, and innovation.

For more information, please visit www.guidewire.com and follow us on twitter: @Guidewire_PandC.

NOTE: For information about Guidewire’s trademarks, visit https://www.guidewire.com/legal-notices.

Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our financial outlook and our future business momentum regarding our cloud sales, product enhancements and cloud migration, and our associated cloud leadership, vision and strategy. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Guidewire’s control. Guidewire’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Guidewire’s most recent Forms 10-K and 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: quarterly and annual operating results may fluctuate more than expected; the impact of the COVID-19 pandemic, inflation, and other global events, such as the conflict between Russia and Ukraine, on our employees and our business and the businesses of our customers, system integrator ("SI") partners, and vendors; seasonal and other variations related to our customer agreements and related revenue recognition may cause significant fluctuations in our results of operations and cash flows; our reliance on sales to and renewals from a relatively small number of large customers for a substantial portion of our revenue; our ability to successfully manage any changes to our business model, including the transition of our products to cloud offerings and the costs related to cloud operations; our products or cloud-based services may experience data security breaches; we face intense competition in our market; our services revenue produces lower gross margins than our license, subscription and support revenue; our product development and sales cycles are lengthy and may be affected by factors outside of our control; changes in accounting guidance, such as revenue recognition, which have and may cause us to experience greater volatility in our quarterly and annual results; assertions by third parties that we violate their intellectual property rights; weakened global economic conditions may adversely affect the P&C insurance industry including the rate of information technology spending and the amount of direct written premiums; general political or destabilizing events, including war, conflict or acts of terrorism; our ability to sell our products is highly dependent on the quality of our professional services and SI partners; the risk of losing and hiring sufficient key employees; the challenges of international operations, including changes in foreign exchange rates; and other risks and uncertainties. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Guidewire’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Guidewire undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Guidewire’s views as of any date subsequent to the date of this press release.

Investor Contact:
Alex Hughes
Guidewire
(650) 356-4921
ir@guidewire.com

Media Contact:
Diana Stott
Guidewire
(650) 781-9955
dstott@guidewire.com

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	April 30, 2022	July 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$326,861	$384,910
Short-term investments	481,086	734,517
Accounts receivable, net	85,703	104,068
Unbilled accounts receivable, net	104,359	79,061
Prepaid expenses and other current assets	58,260	52,729
Total current assets	1,056,269	1,355,285
Long-term investments	281,069	227,164
Unbilled accounts receivable, net	17,626	24,361
Property and equipment, net	80,079	80,061
Operating lease assets	89,438	97,447
Intangible assets, net	24,148	19,743
Goodwill	372,189	340,877
Deferred tax assets, net	184,910	138,428
Other assets	51,607	38,479
TOTAL ASSETS	$2,157,335	$2,321,845
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$30,257	$27,830
Accrued employee compensation	67,939	102,137
Deferred revenue, net	111,685	138,699
Other current liabilities	27,217	31,648
Total current liabilities	237,098	300,314
Lease liabilities	105,735	115,374
Convertible senior notes, net	354,544	343,825
Deferred revenue, net	3,809	7,237
Other liabilities	6,499	10,201
Total liabilities	707,685	776,951
STOCKHOLDERS’ EQUITY:
Common stock	8	8
Additional paid-in capital	1,721,241	1,617,204
Accumulated other comprehensive income (loss)	(18,647)	(6,218)
Retained earnings (accumulated deficit)	(252,952)	(66,100)
Total stockholders’ equity	1,449,650	1,544,894
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,157,335	$2,321,845

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands except share and per share data)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2021	2022	2021
Revenue:
Subscription and support	$86,851	$64,836	$250,138	$182,365
License	53,894	50,937	163,845	194,132
Services	56,703	48,195	154,032	137,335
Total revenue	197,448	163,968	568,015	513,832
Cost of revenue(1):
Subscription and support	54,758	41,284	155,654	118,448
License	1,951	1,991	6,544	7,762
Services	63,779	48,790	169,453	148,724
Total cost of revenue	120,488	92,065	331,651	274,934
Gross profit:
Subscription and support	32,093	23,552	94,484	63,917
License	51,943	48,946	157,301	186,370
Services	(7,076)	(595)	(15,421)	(11,389)
Total gross profit	76,960	71,903	236,364	238,898
Operating expenses(1):
Research and development	64,049	54,155	184,378	159,964
Sales and marketing	48,142	40,879	142,940	116,739
General and administrative	27,173	23,695	76,284	67,695
Total operating expenses	139,364	118,729	403,602	344,398
Income (loss) from operations	(62,404)	(46,826)	(167,238)	(105,500)
Interest income	1,000	1,559	2,373	6,363
Interest expense	(4,885)	(4,698)	(14,512)	(13,969)
Other income (expense), net	(6,932)	5,259	(13,794)	14,632
Income (loss) before provision for (benefit from) income taxes	(73,221)	(44,706)	(193,171)	(98,474)
Provision for (benefit from) income taxes	(15,777)	(8,073)	(43,770)	(32,999)
Net income (loss)	$(57,444)	$(36,633)	$(149,401)	$(65,475)
Net income (loss) per share:
Basic and diluted	$(0.69)	$(0.44)	$(1.79)	$(0.78)
Shares used in computing net income (loss) per share:
Basic and diluted	83,689,429	83,600,327	83,440,231	83,693,045

(1)Amounts include stock-based compensation expense as follows:

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2021	2022	2021
	(unaudited, in thousands)
Stock-based compensation expense:
Cost of subscription and support revenue	$4,051	$2,780	$11,172	$8,336
Cost of license revenue	170	183	541	579
Cost of services revenue	5,879	5,395	17,597	16,516
Research and development	9,293	6,930	27,340	21,781
Sales and marketing	7,529	6,587	25,843	19,370
General and administrative	6,006	6,348	20,540	19,621
Total stock-based compensation expense	$32,928	$28,223	$103,033	$86,203

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(57,444)	$(36,633)	$(149,401)	$(65,475)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	8,766	8,057	25,745	29,028
Amortization of debt discount and issuance costs	3,623	3,428	10,719	10,143
Amortization of contract costs	3,410	3,143	9,720	8,498
Stock-based compensation	32,928	28,223	103,033	86,203
Changes to allowance for credit losses and revenue reserves	2,550	(108)	2,707	10
Deferred income tax	(17,208)	(10,000)	(47,457)	(30,294)
Amortization of premium (accretion of discount) on available-for-sale securities, net	1,300	1,794	4,615	4,922
Other non-cash items affecting net income (loss)	(7)	(55)	221	745
Changes in operating assets and liabilities:
Accounts receivable	23,470	21,007	15,530	43,375
Unbilled accounts receivable	(18,002)	(15,829)	(18,450)	(47,887)
Prepaid expenses and other assets	(329)	(1,146)	(13,664)	(4,587)
Operating lease assets	2,342	2,893	8,009	2,984
Accounts payable	5,998	4,194	4,287	(118)
Accrued employee compensation	15,068	12,607	(32,255)	16,451
Deferred revenue	(13,392)	(13,670)	(31,218)	(38,081)
Lease liabilities	(3,074)	(2,641)	(9,891)	28
Other liabilities	(1,479)	347	(3,782)	(12,712)
Net cash provided by (used in) operating activities	(11,480)	5,611	(121,532)	3,233
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(138,892)	(234,621)	(506,006)	(758,222)
Sales of available-for-sale securities	14,385	41,778	64,746	127,331
Maturities of available-for-sale securities	212,262	229,361	627,527	685,559
Purchases of property and equipment	(986)	(6,895)	(7,976)	(12,412)
Capitalized software development costs	(2,990)	(2,735)	(9,187)	(7,619)
Acquisition of strategic investments	—	—	(10,521)	(2,000)
Acquisition of business, net of acquired cash	—	—	(43,830)	—
Net cash provided by (used in) investing activities	83,779	26,888	114,753	32,637
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	18	102	116	1,922
Repurchase and retirement of common stock	—	(79,898)	(37,451)	(122,577)
Net cash provided by (used in) financing activities	18	(79,796)	(37,335)	(120,655)
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(2,834)	358	(5,641)	2,264
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	69,483	(46,939)	(49,755)	(82,521)

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—Beginning of period	265,672	331,387	384,910	366,969
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH—End of period	$335,155	$284,448	$335,155	$284,448

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2021	2022	2021
Gross profit reconciliation:
GAAP gross profit	$76,960	$71,903	$236,364	$238,898
Non-GAAP adjustments:
Stock-based compensation	10,100	8,358	29,310	25,431
Amortization of intangibles	1,905	2,303	5,754	11,355
COVID-19 Canada Emergency Wage Subsidy benefit (1)	—	(951)	—	(1,919)
Non-GAAP gross profit	$88,965	$81,613	$271,428	$273,765

Income (loss) from operations reconciliation:
GAAP income (loss) from operations	$(62,404)	$(46,826)	$(167,238)	$(105,500)
Non-GAAP adjustments:
Stock-based compensation	32,928	28,223	103,033	86,203
Amortization of intangibles	3,770	3,921	11,294	16,567
COVID-19 Canada Emergency Wage Subsidy benefit (1)	—	(1,623)	—	(3,309)
Acquisition consideration holdback (2)	809	—	2,318	—
Non-GAAP income (loss) from operations	$(24,897)	$(16,305)	$(50,593)	$(6,039)

Net income (loss) reconciliation:
GAAP net income (loss)	$(57,444)	$(36,633)	$(149,401)	$(65,475)
Non-GAAP adjustments:
Stock-based compensation	32,928	28,223	103,033	86,203
Amortization of intangibles	3,770	3,921	11,294	16,567
Amortization of debt discount and issuance costs	3,623	3,429	10,719	10,143
COVID-19 Canada Emergency Wage Subsidy benefit (1)	—	(1,623)	—	(3,309)
Acquisition consideration holdback (2)	809	—	2,318	—
Tax impact of non-GAAP adjustments (3)	(5,510)	(10,532)	(22,641)	(33,907)
Non-GAAP net income (loss)	$(21,824)	$(13,215)	$(44,678)	$10,222

Tax provision (benefit) reconciliation:
GAAP tax provision (benefit)	$(15,777)	$(8,073)	$(43,770)	$(32,999)
Non-GAAP adjustments:
Stock-based compensation	10,534	(5,566)	27,429	(19,719)
Amortization of intangibles	1,206	(773)	3,083	(4,071)
Amortization of debt discount and issuance costs	1,159	(676)	2,925	(2,403)
COVID-19 Canada Emergency Wage Subsidy benefit (1)	—	320	—	(139)
Acquisition consideration holdback (2)	259	—	618	—
Tax impact of non-GAAP adjustments (3)	(7,648)	17,227	(11,414)	60,239
Non-GAAP tax provision (benefit)	$(10,267)	$2,459	$(21,129)	$908

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited, in thousands except per share amounts)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:
	Three Months Ended April 30,		Nine Months Ended April 30,
	2022	2021	2022	2021

Net income (loss) per share reconciliation:
GAAP net income (loss) per share — diluted	$(0.69)	$(0.44)	$(1.79)	$(0.78)
Non-GAAP adjustments:
Stock-based compensation	0.39	0.34	1.23	1.04
Amortization of intangibles	0.05	0.05	0.15	0.21
Amortization of debt discount and issuance costs	0.04	0.04	0.12	0.12
COVID-19 Canada Emergency Wage Subsidy benefit (1)	—	(0.02)	—	(0.04)
Acquisition consideration holdback (2)	0.01	—	0.03	—
Tax impact of non-GAAP adjustments (3)	(0.06)	(0.13)	(0.27)	(0.41)
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation (4)	—	—	—	(0.02)
Non-GAAP net income (loss) per share — diluted	$(0.26)	$(0.16)	$(0.53)	$0.12

Shares used in computing Non-GAAP net income (loss) per share amounts:
GAAP weighted average shares — diluted	83,689,429	83,600,327	83,440,231	83,693,045
Non-GAAP dilutive shares excluded from GAAP net income (loss) per share calculation (4)	—	—	—	807,361
Pro forma weighted average shares — diluted	83,689,429	83,600,327	83,440,231	84,500,406

(1) Effective the second quarter of fiscal year 2021, the COVID-19 Canada Emergency Wage Subsidy benefit has been included as a non-GAAP adjustment. Prior to the second quarter of fiscal year 2021, this program was unavailable. Beginning with the first quarter of fiscal year 2022, we have not and do not expect to receive a subsidy under the COVID-19 Canada Emergency Wage Subsidy.
(2) Effective the first quarter of fiscal year 2022, the acquisition consideration holdback that is earned and recognized as expense over a post-acquisition service period has been included as a non-GAAP adjustment. Prior to the first quarter of fiscal year 2022, there was no acquisition consideration holdback in any periods presented.
(3) Adjustments reflect the impact on the tax benefit (provision) from all non-GAAP adjustments.
(4) Due to the occurrence of a net loss on a GAAP basis, potentially dilutive securities were excluded from the calculation of GAAP net income (loss) per share, as they would have an anti-dilutive effect. However, these shares have a dilutive effect on non-GAAP net income (loss) per share and, therefore, are included in the non-GAAP net income (loss) per share calculation.

	Nine Months Ended April 30,
	2022	2021
Free cash flow:
Net cash provided by (used in) operating activities	$(121,532)	$3,233
Purchases of property and equipment	(7,976)	(12,412)
Capitalized software development costs	(9,187)	(7,619)
Free cash flow	$(138,695)	$(16,798)

GUIDEWIRE SOFTWARE, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Outlook
The following tables reconcile the specific items excluded from GAAP outlook in the calculation of non-GAAP outlook for the periods indicated below:
(in $ millions)	Fourth Quarter Fiscal Year 2022			Fiscal Year 2022
Income (loss) from operations outlook reconciliation:
GAAP income (loss) from operations	$(37)	—	$(31)	$(205)	—	$(199)
Non-GAAP adjustments:
Stock-based compensation	32	—	32	135	—	135
Amortization of intangibles	2	—	2	14	—	14
Acquisition consideration holdback	1	—	1	3	—	3
Non-GAAP income (loss) from operations	$(2)	—	$4	$(53)	—	$(47)